EXECUTION COPY,

AGENCY AGREEMENT

October 7th, 2004

FRONTEER DEVELOPMENT GROUP INC.

1066 West Hastings Street, Suite 1640

Vancouver, British Columbia

V6E 3X1

Attention: Mark O'Dea, President and Chief Executive Officer

Dear Sirs:

Re:

Private Placement of Shares

We, Pacific International Securities Inc. and Toll Cross Securities Inc. (collectively, the "Agents"), understand that Fronteer Development Group Inc. (the "Corporation") proposes to undertake a private placement of up to 880,000 flow-through common shares of the Corporation (the "Shares") having the attributes specified in this agreement (the "Agreement") at a price of $1.25 per Share to raise gross proceeds of up to $1,100,000. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby appoints the Agents to act as the Corporation's exclusive agents and each of the Agents accepts the appointment and agrees to act as an agent of the Corporation and to use its commercial best efforts to find and introduce to the Corporation potential Purchasers (as defined herein) to purchase, by way of private placement, the Shares. The Agents are under no obligation to purchase any of the Shares, although each Agent may subscribe for Shares if it so desires.

1.		Definitions
1.1	(a) (b) (c)

In this Agreement, including any Schedules forming a part of this Agreement:

"$" means Canadian dollars;

"1933 Act" means the United States Securities Act of 1933, as amended;

"Accredited Investor" means:

(i)

for Purchasers resident in British Columbia or Alberta, a Purchaser who qualifies as an "accredited investor" pursuant to Multilateral Instrument 45-103-Capital Raising Exemptions;

(ii)

for Purchasers resident in Ontario, a Purchaser who qualifies as an "accredited investor" as defined in section 1.1 of Rule 45-501-Exempt Distributions of the Ontario Securities Commission; or

(iii)

(iii)

for Purchasers resident in Newfoundland and Labrador, a Purchaser who qualifies as an "accredited investor" pursuant to Rule 45-501 of the Securities Commission of Newfoundland and Labrador;

(d)

"Agents" means PI and Toll Cross;

(e)

"Agents' Expenses" has the meaning given to that term in section 10.4;

(f)

"Agents' Fee" has the meaning given to that term in section 10.1;

(g)

"Agreement" means this agreement and includes all Schedules and exhibits attached hereto, in each case as they may be amended or supplemented from time to time;

(h)

"Applicable Securities Laws" means, in respect of each and every offer or sale of Shares, the applicable securities legislation, rules, policies, instruments, notices and orders of each of the Qualifying Jurisdictions;

(i)

"Canadian Applicable Securities Laws" means the applicable securities legislation, rules, policies, instruments, notices and orders of each of the Provinces of British Columbia, Alberta, Newfoundland and Labrador and Ontario;

(j)

"Closing" has the meaning given to that term in section 9.1;

(k)

"Closing Date" has the meaning given to that term in section 9.1;

(l)

"Commission Share" has the meaning given to that term in section 10.1, and "Commission Shares" means more than one Commission Share;

(m)

"Compensation Option" has the meaning given to that term in section 10.2, and "Compensation Options" means more than one Compensation Option;

(n)

"Compensation Option Share" has the meaning given to that term in section 10.2, and "Compensation Option Shares" means more than one Compensation Option Share;

(o)

"Corporate Finance Fee" has the meaning given to that term in section 10.3;

(p)

"Corporate Finance Fee Share" has the meaning given to that term in section 10.3, "Corporate Finance Fee Shares" means more than one Corporate Finance Fee Share;

(q)

"Distribution" has the meaning given to that term under Canadian Applicable Securities Laws;

(r)

"Exchange" means the Toronto Stock Exchange;

(s)

"Exchange Conditions" has the meaning given to that term in section 3.5;

(kk)

"Toll Cross" means Toll Cross Securities Inc.; and

(ll)

"United States" has the meaning given to that term in Regulation S.

2.

Appointment of Agents

2.1

The Corporation appoints the Agents as its exclusive agents and each of the Agents accepts the appointment and agrees to act as an agent of the Corporation to use its commercial best efforts to find and introduce to the Corporation potential Purchasers to purchase, by way of private placement, up to 880,000 Shares at a price of $1.25 per Share.

3.

Offering Terms

3.1

The Shares will be offered for sale by the Agents, as agents on behalf of the Corporation, to Purchasers resident in the Qualifying Jurisdictions.

3.2

The sale of the Shares to Purchasers is to be effected by the Agents in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of the Applicable Securities Laws and without the necessity of obtaining any order or ruling of the Regulatory Authorities. The Agents will notify the Corporation with respect to the identity and jurisdiction of residence of each Purchaser as soon as practicable and with a view to affording sufficient time to allow the Corporation to confirm compliance with all Applicable Securities Laws in connection with the sale of the Shares to the Purchasers.

 3.3

The Agents will obtain from each Purchaser a properly completed and duly executed Subscription Agreement and a properly completed and duly executed form of Accredited Investor questionnaire, as applicable, and a properly completed and duly executed TSX Private Placement Questionnaire and Undertaking, each in the form attached as a Schedule to the Subscription Agreement, together with any additional documentation as may be requested by the Exchange.

 3.4

If, in the opinion of the Agents, it is necessary, the Agents will form, manage and participate in a group of sub-agents to offer and sell the Shares as provided for hereunder. Each sub-agent shall be appropriately registered under the Applicable Securities Laws so as to permit it to lawfully offer and sell the Shares in such jurisdictions in which it offers and sells the Shares. In the event that a selling group is formed, the Agents will:

(a)

manage the selling group as and to the extent customary in the securities industry in Canada; and

(b)

require each member of the selling group to offer and sell the Shares on the terms set forth in this Agreement.

 3.5

The Corporation covenants to use its commercial best efforts to satisfy as expeditiously as possible, each of the conditions of the Exchange (the "Exchange Conditions") required to be satisfied prior to the Exchange's acceptance of the Corporation's notice of the Private Placement.

 3.6

The terms and conditions of the Compensation Options and the attributes and characteristics of the Compensation Options will be substantially as described in this Agreement subject to the changes, if any, that the Corporation and the Agents (each on its behalf) may agree to.

3.7

The Corporation and each of the Agents confirms that the Private Placement has not been, and agrees that it will not be, advertised in any way.

 3.8

No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

 3.9

The Agents acknowledge that the Shares, the Commission Shares, the Corporate Finance Fee Shares, the Compensation Options and the Compensation Option Shares have not been, and will not be, registered under the 1933 Act or applicable state securities laws and may not be offered or sold except outside the United States in accordance with Regulation S.

4.

Representations and Warranties of the Corporation

 4.1

The Corporation represents and warrants to the Agents (each on its own behalf and on behalf of the Purchasers), and acknowledges that the Agents are relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Corporation has no material subsidiaries;

(b)

the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the Business Corporations Act (Ontario) with respect to the filing of annual reports with the Registrar of Companies (Ontario);

(c)

the Corporation is a reporting issuer only in the Provinces of British Columbia, Alberta and Ontario and the Corporation, to the best of its knowledge, is not in default of any of the requirements of the Canadian Applicable Securities Laws;

(d)

the authorized capital of the Corporation consists of an unlimited number of common shares without par value of which 31,492,277 common shares are issued and outstanding as of the date hereof as fully paid and non-assessable;

(e)

the common shares of the Corporation are listed and posted for trading on the Exchange and, to the best of its knowledge, the Corporation is not in default of any of the listing requirements of the Exchange;

(f)

except for the Subscription Agreements, and the securities issuable to the Agents hereunder, and any options, warrants, agreements and convertible notes disclosed in Schedule "A" to this Agreement, there are no, nor will there be immediately prior to the Time of Closing, documents, instruments or other writings of any kind whatsoever which constitute a "security" (as that term is defined under Canadian Applicable Securities Laws) of the Corporation;

(g)

subject to due exercise (including payment in full of the applicable subscription price, if any) of the instruments pursuant to which they are issued, if any, upon their issuance, the Shares, the Commission Shares, the Corporate Finance Fee Shares and the Compensation Option Shares will be validly issued and outstanding as fully paid and non-assessable common shares of the Corporation;

(h)

upon their issuance, the Compensation Options will have been validly created and issued and will be outstanding, registered in the names of the holders thereof;

(i)

of the material transactions of the Corporation have been promptly and properly recorded or filed in or with the books or records of the Corporation and the minute books of the Corporation contain all records of the meetings and proceedings of the Corporation's directors, shareholders and other committees, if any;

(j)

with respect to the two years preceding the date hereof, all prospectuses, annual information forms, material change reports, shareholder communications, press releases, publicly filed financial statements, and other disclosure documents of the Corporation (collectively the "Disclosure Documents") contain no untrue statement of a Material Fact relating to the Corporation as at the date on which such documents were filed on SEDAR nor do they omit to state a Material Fact relating to the Corporation which, at the date on which such documents were filed on SEDAR, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Securities Laws;

(k)

the Corporation holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(1)

the Corporation has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and the Corporation is duly qualified to carry on business in all jurisdictions in which it carries on business;

(m)

the Corporation has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever except as detailed in the agreements with respect to the acquisition of such assets as set forth in Schedule "B" or in any relevant title opinions previously obtained by it with respect to any

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such assets (copies of which have been provided to the Agents) or set out in the Corporation's Disclosure Documents;

(n)

the Corporation holds either exploration or exploitation concessions or claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular mineral property is located, in respect of the minerals located in properties in which it has, or has a right to acquire, an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit it to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which it has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, it has all necessary surface rights, access rights and other necessary rights and interests relating to the mineral properties in which it has an interest granting it the right and ability to explore for minerals for development purposes as are appropriate in view of the rights and interest therein of it, with only such exceptions as do not materially interfere with the use made by it of the rights or interests so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in its name;

(o)

the Corporation is current with all material filings required to be made in all jurisdictions in which it exists or carries on any material business and the Corporation is not in default of any filings required to be made under Applicable Securities Laws;

(p)

the audited consolidated financial statements of the Corporation for its fiscal year ended December 31, 2003 and the unaudited consolidated financial statements of the Corporation for the interim six month period ended June 30, 2004 (collectively, the "Financial Statements") are true and correct in every material respect and present fairly and accurately the consolidated financial position and results of the operations of the Corporation for the periods then ended and the Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

(q)

there are no material liabilities of the Corporation, whether direct, indirect, absolute or, to the best of the Corporation's knowledge, contingent or otherwise which are not disclosed or reflected in the Corporation's Financial Statements except those incurred in the ordinary course of business of the Corporation since June 30, 2004 and which are recorded in the books and records of the Corporation;

(r)

since June 30, 2004 there has not been any adverse Material Change of any kind whatsoever in the financial position or condition of the Corporation, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Corporation, or the right or capacity of the Corporation to carry on its business;

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(s)

the contracts and agreements set out in Schedule "B" hereto constitute all of the material contracts and agreements of the Corporation presently in force, and all such contracts and agreements are in good standing in all material respects and not in default in any respect;

(t)

all tax returns and reports of the Corporation required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of it have been paid or accrued in the Financial Statements;

(u)

except as disclosed in Schedule "C" hereto, to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Corporation or its directors, officers or promoters at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse Material Change in the financial position, business or prospects of the Corporation and, to the best of its knowledge, there is no basis therefor;

(v)

neither the Corporation nor, to the best of the Corporation's knowledge, any of its directors, officers and promoters are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Corporation;

(w)

the Corporation has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and the Subscription Agreements and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(x)

this Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof and, upon being executed and delivered, each of the Subscription Agreements and the certificates representing the Compensation Options will constitute a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof, subject to laws of general application with respect to bankruptcy and creditors' rights and the principles of equity;

(y)

the execution and delivery of this Agreement and the Subscription Agreements, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles or By-Laws of the Corporation or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Corporation is a party or by which it or any of its properties or assets is bound, or, to the best of its knowledge, any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority or administrative body of any kind whatsoever applicable to the Corporation or any of its properties or assets, which could have a material adverse effect on the condition, business, properties or results of operations of the Corporation; and

(z)

except as disclosed herein and in the Disclosure Documents, to the best of its knowledge, no action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which either the Corporation or the Subsidiary currently proposes to carry out on its mineral properties.

 4.2

The representations and warranties of the Corporation contained in this Section 4 of the Agreement shall be true at the applicable Time of Closing and the applicable Closing Date as though they were made at the applicable Time of Closing and the applicable Closing Date and they shall survive the completion of the transactions contemplated under this Agreement for a period of two years from the applicable Closing Date.

5.

Representations and Warranties of the Agents,

 5.1

Each of the Agents represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Agent is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

(b)

the Agent has not entered, and will not enter, into any contractual arrangement with respect to the Private Placement without the prior written consent of the Corporation, except for this Agreement and any agreement with its affiliates;

(c)

the Agent holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

(d)

the Agent is a member in good standing with the Exchange;

(e)

the Agent has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms  and conditions set forth herein;

(f)

the Agent is appropriately registered under the Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

the Agent is an "accredited investor" under Ontario Securities Commission Rule 45-501 - Exempt Distributions and Multilateral Instrument 45-102 - Capital Raising Exemptions by virtue of being a company registered under the Securities

Act (Ontario) and Securities Act (British Columbia) as an advisor or dealer, other than a limited market dealer.

 5.2

The representations and warranties of the Agents contained in this Agreement shall be true at the applicable Time of Closing as though they were made at the applicable Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement for a period of two years from the applicable Closing Date.

6.

Covenants of the Corporation

6.1

The Corporation covenants with the Agents (each on its own behalf and on behalf of the Purchasers) that it will:

(a)

subject to receipt from the Purchasers of any documents required to be completed and or executed by them, file with the Exchange as soon as possible all required documents and filing fees, and to do all things required by the rules and policies of the Exchange in order to obtain the acceptance for filing by the Exchange of the Private Placement, subject only to the filing of required documents, prior to the Closing Date;

(b)

take all steps as may be necessary to be taken by the Corporation in order to enable the Shares to be sold on a private placement basis in the Qualifying Jurisdictions by way of exemptions from the prospectus filing and registration requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Private Placement;

(c)

use its commercial best efforts to maintain its status as a "reporting issuer" not in default in British Columbia, Alberta and Ontario for a period of not less than two years from the latest Closing Date;

(d)

use its commercial best efforts to maintain its listing of its common shares on the Exchange (or a senior stock exchange in Canada) for a period of not less than two years from the latest Closing Date;

(e)

deliver to the Agents and to their legal counsel:

(i)

a copy of all letters, submissions and other materials with respect to the Private Placement filed with the Regulatory Authorities, or any one of them, at the same time that the materials are filed with the Regulatory Authorities;

(ii)

at the Time of Closing, such favourable legal opinions of the Corporation's various legal counsel, addressed to the Agents, their legal counsel and the Purchasers and dated as of the Closing Date, in form and content acceptable to the Agents, acting reasonably, with respect to all matters which the Agents may reasonably request including, without limitation:

(1)

the due incorporation and valid subsistence of the Corporation;

(2)

the authorized and issued capital of the Corporation;

(3)

the due creation, authorization and issuance of the Shares, the Commission Shares, the Corporate Finance Fee Shares, the Compensation Options and the Compensation Option Shares;

(4)

the due authorization, execution, binding effect and enforceability of this Agreement and the Subscription Agreements, subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(5)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance and sale by the Corporation of the Shares, except for filings required under the Applicable Securities Laws or as may be required by the Exchange;

(6)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance of the Compensation Option Shares, provided the conditions set out in the opinion are satisfied; and

(7)

the hold periods and resale restrictions applicable to the Shares, the Compensation Options, the Compensation Option Shares, the Commission Shares and the Corporate Finance Fee Shares under the Applicable Securities Laws;

in giving the opinions contemplated above, counsel for the Corporation and all local counsel shall be entitled to rely, as to matters of fact, upon the representations, warranties and acknowledgments of Purchasers contained in the executed Subscription Agreements, representations and warranties and covenants of the Agents contained in this Agreement, certificates of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable; and

(iii)

at the Time of Closing, such other materials as the Agents may reasonably require, addressed to the Agents and to such parties as the Agents may direct and as of the Closing Date or such other date as the Agents may reasonably require;

(f)

within the required time, file with the applicable Regulatory Authorities any reports, in the required form, required to be filed under Applicable Securities Laws and the policies of the Exchange in connection with the Private Placement, together with any applicable filing fees and other materials;

(g)

take all steps reasonably necessary to ensure that it has a sufficient number of common shares of the Corporation available for issuance to satisfy its obligations under the Compensation Options and prior to Closing shall have reserved and conditionally allotted for issuance the Commission Shares, Corporate Finance Fee Shares and Compensation Option Shares;

(h)

from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

(i)

from and including the date of this Agreement through to and including the Time of Closing, not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

7.

Covenants of the Agents

7.1

Each of the Agents covenants with the Corporation that:

(a)

all solicitation, offering and other selling efforts carried out by the Agent in connection with the Distribution of the Shares will be made, and all purchases of the Shares will be made, in compliance with Applicable Securities Laws and in a manner such that no prospectus or offering memorandum need be prepared and filed or delivered by the Corporation in connection with the Distribution of the Shares and such that the Corporation is not made subject to a new continuous disclosure reporting requirement;

(b)

no delivery has been or will be made by it to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an offering memorandum under Canadian Applicable Securities Laws; and

(c)

the Agents will use commercial best efforts to deliver all forms and other documentation, in the possession of, or deliverable by, the Agents or the Purchasers, required by Regulatory Authorities and the Exchange in connection with the Private Placement.

8.

Conditions Precedent

8.1

The obligations of the Agents to complete the transactions contemplated in this Agreement and to deliver executed Subscription Agreements and the Subscription

Proceeds is subject to the following conditions for the benefit of the Agents which must be fulfilled at or prior to the Time of Closing, unless waived in writing by the Agents:

(a)

all actions required to be taken by or on behalf of the Corporation, including, without limitation, the passing of all requisite resolutions of directors of the Corporation, will have been taken so as to validly create, issue, offer, sell, and deliver the Shares to the Purchasers and to validly create, issue and deliver the Commission Shares, Corporate Finance Fee Shares and Compensation Options to the Agents;

(b)

the Corporation will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the applicable Regulatory Authorities, subject, in the case of the Exchange, to the satisfaction of the Exchange Conditions within the time required (subject to any extensions permitted by the Exchange and agreed to by the Agents, in writing), in order to permit the Corporation to create, sell, issue and deliver the Shares to the Purchasers and to create, issue and deliver the Commission Shares, the Corporate Finance Fee Shares and the Compensation Options to the Agents pursuant to prospectus exemptions under Applicable Securities Laws;

(c)

the Private Placement will have been conditionally accepted for filing by the Exchange;

(d)

the Corporation will have delivered the required legal opinions, officers' certificates and other closing materials provided for in this Agreement;

(e)

no order ceasing or suspending trading in any securities of the Corporation, or ceasing or suspending trading by the directors, officers or promoters of the Corporation, or any one of them, or prohibiting the offer, sale, issuance or delivery of the Shares, will have been issued and no proceedings for such purpose, to the knowledge of the Corporation, will be pending or threatened;

(f)

the Corporation will have complied in all material respects with all of its covenants and agreements contained in this Agreement; and

(g)

the representations and warranties of the Corporation contained in this Agreement will be true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

9.

Closing

 9.1

The closing of the transactions contemplated under this Agreement (the "Closing") will be completed at the offices of Blake, Cassels & Graydon LLP, Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, BC V7X 1L3, on October 20, 2004 or at such other time and date on or prior to or after October 20, 2004 as the Corporation and the Agents may agree (the applicable time and date being the "Time of Closing" and the "Closing Date", respectively), it being understood that the Closing may occur in two or more tranches, in which case the time and date of the Closing of each such tranche shall be the "Time of Closing" and the "Closing Date" for such Closing.

 9.2

Not less than 24 hours prior to Closing, the Agents will deliver, or cause to be delivered, to the Corporation Subscription Agreements executed by the Purchasers including the registration particulars of the certificates representing the Shares purchased by such Purchasers.

 9.3

At the Closing, the Agents (each on their behalf and on behalf of the Purchasers) will deliver, or cause to be delivered to the Corporation, one or more certified cheques or bank drafts made payable on the Closing Date to the Corporation in an amount equal to the Subscription Proceeds payable in cash, the Agents' Expenses and the Corporate Finance (the "Gross Proceeds").

 9.4

At the Closing, upon payment of the Gross Proceeds of the Private Placement to the Corporation, the Corporation will deliver or cause to be delivered to the Agents, the following:

(a)

one or more certified cheques or bank drafts made payable on the Closing Date to the Agents in an amount equal to the portion of the Agents' Fee payable in cash, the Agents' Expenses (less the Retainer if previously paid by the Corporation), and the Corporate Finance Fee;

(b)

definitive certificates representing the Shares sold, as directed by the Agents;

(c)

definitive certificates representing the Commission Shares, the Corporate Finance Fee Shares and the Compensation Options; and

(d)

the requisite legal opinions, officer's certificates and other closing materials provided for in this Agreement.

 9.5

The Corporation will, in accordance with Applicable Securities Laws and Exchange requirements, endorse each of the certificates for the Shares, the Commission Shares, the Corporate Finance Fee Shares, the Compensation Options and the Compensation Option Shares with legends describing the applicable hold period and resale restrictions.

10.

Agents' Fee, Corporate Finance Fee and Expenses

 10.1

In consideration of the services to be rendered by the Agents to the Corporation hereunder, the Corporation agrees to pay to the Agents, at the time and in the manner specified herein, a fee (the "Agents' Fee") equal to 7.0% of the Subscription Proceeds realized from the sale of the Shares by the Agents, payable in cash or, in whole or in part, in common shares of the Corporation at a deemed price of $1.25 per share (the "Commission Shares") or in a combination of cash and Commission Shares, at the election of the Agents.

 10.2

In further consideration of the services to be rendered by the Agents to the Corporation, the Corporation agrees to issue to the Agents, at the time and in the manner specified herein, that number of non-transferable compensation options which is equal to 8.5% of the number of Shares sold by the Agents (the "Compensation Options"). Each Compensation Option will entitle the holder on exercise thereof to purchase, for a period of one year from the Closing Date one common share of the Corporation (each, a "Compensation Option Share") at a price of $1.30 per Compensation Option Share.

 10.3

On the Closing Date, the Corporation shall pay to PI the amount of $16,050, representing a corporate finance fee of $15,000 plus GST of $1,050 (the "Corporate Finance Fee"). PI may elect to receive the Corporate Finance Fee in cash or, in whole or in part, in common shares of the Corporation at a deemed price of $1.25 per share (the "Corporate Finance Fee Shares").

 10.4

The Corporation will pay all of the reasonable expenses of the Private Placement and all the reasonable expenses (the "Agents' Expenses") reasonably incurred by the Agents in connection with the Private Placement including, without limitation, the Agents' out-of-pocket expenses and the fees, expenses and disbursements of legal counsel for the Agents, plus applicable taxes payable thereon. The Agents acknowledge receipt of a retainer in the amount of $15,000, representing the Agents' anticipated expenses (the "Retainer"), and such retainer shall be applied against the Agents' Expenses, including the fees, expenses and disbursements of the legal counsel for the Agents. The Agents' Expenses will be paid by the Corporation even if the requisite acceptance for filing of the Private Placement is not granted by the Exchange or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance, or completion, or the termination is the result of the breach of this Agreement by the Agents or any one of them.

11.

Indemnity

 11.1

The Corporation will indemnify and save harmless the Agents, their directors, officers, employees, agents and advisors, and each sub-agent (collectively the "Indemnified Persons") from and against all losses (other than loss of profits), claims, damages, expenses or liabilities caused by or arising directly or indirectly from:

(a)

any Misrepresentation or alleged Misrepresentation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent) contained in any certificate of the Corporation or any officer thereof delivered to the Agents pursuant to this Agreement;

(b)

the failure by the Corporation to obtain the requisite regulatory approvals and acceptances to the Private Placement from the Regulatory Authorities and the Exchange;

(a)

(c)

the breach by the Corporation of any of the terms of this Agreement;

(d)

any representation or warranty made by the Corporation herein not being true at the Time of Closing or ceasing to be true prior to Time of Closing;

(e)

any order made by any regulatory authority, that trading in or Distribution of any of the Shares is to cease or be suspended, or that trading by the directors, officers or promoters of the Corporation, or any one of them, shall cease or be suspended, if such order is based on any Misrepresentation of the Corporation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent);

(f)

the failure or inability of the Corporation to allot, issue and deliver at the Closing any or all of the certificates representing the Shares in a form and denomination satisfactory to the Agents; and

(g)

a determination made by any of the Regulatory Authorities or a court of competent jurisdiction setting aside the offer, sale, issuance or delivery of any of the Shares by the Corporation unless the determination is based on the negligence, willful misconduct or bad faith of an Agent, unless such failure, breach or determination is a result of the action or inaction of the Agents or any of them.

11.2

If any action or claim is brought against an Indemnified Person in respect of which indemnity may be sought from the Corporation pursuant to this Agreement the Indemnified Person will promptly notify the Corporation in writing, and the Corporation will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all expenses. The Indemnified Person will have the right to employ separate counsel in any proceeding relating to a claim contemplated by this section if:

(a)

the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are different from or additional to defences available to the Corporation (in which case the Corporation shall not have the right to assume the defence of such proceedings on the Indemnified Person's behalf);

(b)

the Corporation has not taken the defence of such proceedings and employed counsel within 10 days after notice of commencement of proceedings against the Indemnified Person; or

(c)

the employment of such counsel has been authorized by the Corporation in connection with the defence of any proceedings,

and, in any such event, the Corporation shall pay the fees and expenses of the Indemnified Person's counsel during the course of the investigation or defence,

promptly as such expense, loss, damage or liability is incurred, it being understood and agreed that the Corporation shall not, in connection with a suit in the same jurisdiction, be liable for the legal expenses of more than one separate legal firm to represent the Indemnified Parties.

 11.3

No settlement may be made by either the Corporation or any Indemnified Person without prior written consent of the other, such consent not to be unreasonably withheld.

 11.4

The Corporation will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against the Indemnified Persons in the event of any action or claim brought against the Corporation as a result of any Misrepresentation or alleged Misrepresentation referred to in section 11.1(a) other than a Misrepresentation or alleged Misrepresentation included in reliance upon information furnished to the Corporation by or on behalf of an Agent or any sub-agent or based upon any action or inaction of any Agent or sub-agent.

 11.5

The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.

 11.6

The indemnity provided by this Agreement will remain in full force and effect until all possible liability of the Agents arising out of the transactions contemplated by this Agreement is extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by the Agents from any other person.

 11.7

If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Corporation and the Indemnified Persons will contribute to the losses (other than losses of profit), claims, damages, expenses or liabilities (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Corporation, on the one hand, and the Indemnified Persons on the other hand, in connection with the matter giving rise to such losses (other than losses of profit), claims, damages, expenses or liabilities (or actions in respect thereof). No person found liable for a fraudulent Misrepresentation, bad faith, negligence or wilful misconduct will be entitled to contribution from any person who is not found liable for such fraudulent Misrepresentation, bad faith, negligence or wilful misconduct.

 11.8

To the extent that any Indemnified Person is not a party this Agreement, the Agents will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Person.

12.

Termination of Agents' Obligations

12.1

The Agents may terminate their obligations under this Agreement and the obligations of the Purchasers under the Subscription Agreements by notice in writing to the Corporation at any time prior to the Time of Closing if:

(a)

an adverse Material Change in the affairs of the Corporation occurs or is announced by the Corporation;

(b)

there should develop, occur, or come into effect any catastrophe of national or international consequence or accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Agents, seriously affects or will seriously affect the financial markets or the business of the Corporation or of the Subsidiary or the ability of the Agents to perform their obligations under this Agreement, or a Purchaser's decision to purchase the Shares, even if the Purchaser has already executed a Subscription Agreement for all or a portion of the Private Placement;

(c)

following a consideration of the history, business, products, property or affairs of the Corporation, the Subsidiary or their respective principals and promoters, or the state of the financial markets in general, or the state of the market for the Corporation's securities in particular, the Agents determine, in their sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Shares;

(d)

the Shares cannot, in the opinion of the Agents, be profitably placed due to the state of financial markets;

(e)

any order to cease or suspend trading in the securities of the Corporation, or an order to cease or suspend trading by a director, officer or promoter of the Corporation, or any one of them, is issued by any competent regulatory authority;

(f)

the Corporation is in breach of any material term of this Agreement;

(g)

the Agents determine that any of the material representations or warranties made by the Corporation in this Agreement are false or have become false; or

(h)

an inquiry or investigation in relation to the Corporation, or the Corporation's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

 12.2

The Agents' obligations hereunder will terminate if the Closing Date does not occur on or before November 8th, 2004, unless otherwise agreed to in writing by the Agents.

13.

General

13.1

Time shall be of the essence of this Agreement and any waiver by the parties of this section or any failure by them to exercise any of their rights under this

Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

13.2

The Exhibit and Schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

13.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

13.4

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

13.5

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement shall survive the Closing Date of this Agreement.

13.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

13.7

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

13.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement and comply with Applicable Securities Laws and Exchange filing requirements.

13.9

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

13.10

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.11

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

 13.12

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

 13.13

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. For the purposes of this section, a facsimile copy of a counterpart shall be deemed to be an original.

 13.14

Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will be, in the case of the Corporation, addressed and telecopied or delivered to:

Fronteer Development Group Inc. 1066 West Hastings Street, Suite 1640 Vancouver, BC V6E 3X1

Fax:	(604) 632-4678
Attention:	Mark O'Dea
with a copy to:

Goodman & Carr LLP

200 King Street West, Suite 2300 Toronto, ON M5H 3W5

Fax:

(416) 595-0567

Attention:

Jay Goldman

and in the case of the Agents, be addressed and telecopied or delivered to:

Pacific International Securities Inc.

666 Burrard Street, Park Place, 19th Floor Vancouver, BC V6C 3N1

Fax:

(604) 664-3660

Attention:

Craig Roberts

Toll Cross Securities Inc.

TD Centre - Royal Trust Tower, P.O. Box 138 77 King Street West, Ste 3120

Toronto, ON M5K 1HI

Fax:

(416) 365-1962

Attention:

Mark Ashcroft

-21-with a copy to:

Blake Cassels & Graydon, LLP Suite 2600, Three Bentall Centre 595 Burrard Street

Vancouver, BC V7X 1 L3

Fax:

(604) 631-3309

Attention:

Bob Wooder

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agents enforceable in accordance with its terms.

Yours truly,

PACIFIC INTERNATIONAL SECURITIES INC. By:

TOLL CROSS SECURITIES INC.

By:

Authorized Signatory

The foregoing is accepted and agreed to on the 7th day of October, 2004, effective as of the date appearing on the first page of this Agreement.

FRONTEER DEVELOPMENT GROUP INC.

with a copy to:

Blake Cassels & Graydon, LLP Suite 2600, Three Bentall Centre 595 Burrard Street

Vancouver, RC V7X 1 L3

Fax:

(604) 631-3309

Attention:

Bob Woodcr

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agents enforceable in accordance with its terms.

Yours truly,

PACIFIC INTERNATIONAL SECURITIES INC.

By:

Authorized Signatory

Authorized Signatory

The foregoing is accepted and agreed to on the 7'h day of October, 2004, effective as of the date appearing on the first page of this Agreement.

FRONTEER DEVELOPMENT CROUP INC. By:

Authorized Signatory

SCHEDULE "A"

OPTIONS, WARRANTS AND AGREEMENTS
TO ISSUE SECURITIES

LIST OF OUTSTANDING WARRANTS, OPTIONS,
AND SHARE ISSUANCES

Warrants

Warrants Outstanding	Exercise Price
745,000	0.55
150,000	0.55
1,320,800	0.70
3,336,740	1.45
652,573	1.50
1,111,364	1.45
220000	1.50
7,536,477

Stock Options

Stock Options	Exercise Price	Expiry Date
421,000	$ 0.11	May 8, 2006
500,000	$ 0.11	May 8, 2006
360,000	$ 0.25	May 24, 2006
100,000	$ 0.59	May 9, 2007
50,000	$ 0.65	June 20, 2008
200,000	$ 0.70	August 31, 2008
100,000	$ 0.88	November 6, 2008
200,000	$ 0.80	November 12, 2008
75,000	$ 0.91	November 21, 2008
400,000	$ 0.84	November 28, 2008
100,000	$ 0.90	December 18, 2008
75,000	$ 0.90	January 5, 2009
200,000	$ 1.10	April 1, 2005
200,000	$ 1.00	April 6, 2009
150,000	$ 1.00	April 15, 2009
100,000	$ 0.85	June 23, 2007
1,610,000	$ 1.20	September 28, 2009
4,841,000

SCHEDULE "B"
LIST OF ALL MATERIAL CONTRACTS AND AGREEMENTS

MATERIAL CONTRACTS

1.

Consulting Agreement with Riftore Consulting

2.

Consulting Agreement with Rick Valenta

3.

Letter of Agreement with Alberta Star Development Corp. re: Longtom Property

4.

Acquisition Agreement re: Dixie Lake Property between Fronteer and Perry English

5.

Acquisition Agreement re: Woman Lake Property between Fronteer and Perry English

6.

Property Option Agreement between Fronteer and Glenhaven Ventures (now Red Lake Resources)

7.

Property Option Agreement between Fronteer and Alberta Star Development Corp.

8.

Subscription and Option Agreement between Fronteer and Aurion Gold Corp. (now Placer Dome Canada)

9.

Exploration Option Agreement between Fronteer and Phelps Dodge Corporation of Canada, Limited

10.

Memorandum of Understanding between Fronteer and Teck Cominco Arama ve Madencilik Sanayi Ticaret A.S. ("TCAM") regarding property option for Agi Dagi property in Turkey.

11.

Memorandum of Understanding between Fronteer and TCAM regarding property option for Kirazli property in Turkey.

12.

Letter of Intent between Fronteer and Trade Winds Venture Inc. regarding option to earn interest in Birch Lake properties.

13.

Joint Venture Agreement between Fronteer and Red Lake Resources Inc.

1.

SCHEDULE "C"
LIST OF ACTIONS, SUITS, JUDGEMENTS, INVESTIGATIONS AND PROCEEDINGS

LIST OF ACTIONS, SUITS, JUDGEMENTS, INVESTIGATIONS AND PROCEEDINGS . None.